UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 14, 2013
Date of Report (Date of earliest event reported)

PASSPORT POTASH INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation)	000-54751 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

608 - 1199 West Pender Street Vancouver, BC, Canada (Address of principal executive offices)	V6E 2R1 (Zip Code)

(604) 687-0300
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 3.02 with respect to the Debentures (as defined below) of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02     Unregistered Sale of Equity Securities.

On March 14, 2013, we issued an aggregate of US$285,000 in convertible debentures (each a "Debenture" and collectively, the "Debentures") having a term until March 14, 2014 (the "Maturity Date") and an interest rate of 15% per annum which shall accrue and be payable on the earlier of the Maturity Date or the date the entire principal amount of each Debenture is converted. The principal amount of the Debentures is convertible into shares of our common stock at the option of the holder, in whole or in part, at a price of US$0.19 (the "Conversion Price") per share until the Maturity Date. The Conversion Price of the shares of common stock underlying each Debenture is subject to adjustment upon a reclassification or other change in our outstanding common stock and certain distributions to all holders of our common stock. In addition, each holder of a Debenture received five common share purchase warrants (each a "Warrant") for each US$1.00 of principal amount of Debenture, entitling the holder to acquire one share of our common stock for each Warrant at an exercise price of US$0.19 per share for a period of one year from the date of issuance. The Debentures are secured by a first ranking floating charge security on all of our assets. We relied on exemptions from registration under the U.S. Securities Act provided by Regulation S for the offshore investors, based on representations and warranties provided by the investors in their respective subscription agreements entered into between us and each investor.

The proceeds from the Debenture offering will be used for the preliminary economic assessment and for general working capital.

SECTION 7 - REGULATION FD

Item 7.01     Regulation FD Disclosure

On March 20, 2013, we filed the preliminary economic assessment (the "PEA") that we received on our Holbrook Basin property in Northern Arizona, which was prepared in accordance with the provisions of National Instrument 43-101 Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators, on the SEDAR website, at www.sedar.com, and on our website at www.passportpotash.com. The PEA is authored by ERCOSPLAN Ingenieurgesellschaft Geotechnik und Bergbau mbH, a consulting and engineering firm, specialized in the potash and salt industry, headquartered in Erfurt, Germany.

SECTION 8 - OTHER EVENTS

Item 8.01     Other Events

On March 19, 2013, we issued a news release announcing the closing of the convertible debenture private placement as described in Item 3.02 above.

A copy of the press release is attached as Exhibit 99.2 hereto.

In addition, on March 19, 2013, we issued a news release announcing the dismissal of the lawsuit filed in Utah by North American Potash Developments Inc. and other parties (the "NAPD Group") and that the exploration permits held by the NAPD Group have been assigned to us, whereby we acquired a 100% royalty free interest in 25 Arizona State Land Department exploration permits on the east side of the Holbrook Basin.

A copy of the press release is attached as Exhibit 99.3 hereto.

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
99.1	Form of Convertible Debenture (1)
99.2 99.3	Press Release dated March 19, 2013. Press Release dated March 19, 2013.

(1)     Filed as an exhibit to our Current Report on Form 8-K as filed with the SEC on February 25, 2013 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSPORT POTASH INC.
Date: March 20, 2013	/s/ Laara Shaffer Name: Laara Shaffer Title: Chief Financial Officer and a director

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